UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2019

AYTU BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38247	47-0883144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 206
Englewood, CO 80112
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (720) 437-6580

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AYTU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The Company’s common stock is listed on The Nasdaq Capital Market. In order to maintain compliance with Nasdaq listing standards, the Company must, amongst other requirements, maintain a stockholders’ equity balance of at least $2.5 million pursuant to Nasdaq Listing Rule 5550(b). In that regard, the Company has been in the process of closing its financial records in advance of the filing of the Form 10-Q for three months ended September 30, 2019. On November 1, 2019, the Company became aware that as of September 30, 2019, the Company’s stockholders’ equity fell below the $2.5 million threshold. However, as of October 13, 2019, the deficiency was remediated as a result of the Company completing an offering, raising approximately $9.3 million in equity financing. The Company’s stockholders’ equity balance was further increased on November 1, 2019 as the Company issued equity securities in closing the acquisition of a portfolio of commercial pediatric pharmaceutical assets and related workforce from Cerecor, Inc., in which the Company issued approximately 9.8 million shares of Series G Convertible Preferred Stock worth an initial estimate of approximately $5.6 million. Accordingly, the Company’s stockholders’ equity balance exceeds the minimum $2.5 million threshold and therefore the Company is currently in compliance with all applicable Nasdaq Listing Requirements.

The Company proactively contacted the Nasdaq Capital Markets on November 5, 2019 to disclose and discuss non-compliance with Rule 5550(b) as of September 30, 2019 and the subsequent remediation. In addition, the Company proposed disclosures to be included in our Form 10-Q for the three months ended September 30, 2019 to mitigate any need to address the matter subsequent to the filing of the Company’s Form 10-Q.

Item 8.01 Other Events

On November 11, 2019, the Company issued a press release announcing that Mr. Matthew Phillips has joined the Company as its Executive Vice President of Commercial Operations, effective November 8, 2019. Mr. Phillips will lead the Company’s commercial operations, inclusive of sales, national accounts, trade management, specialty distribution, supply chain and commercial logistics. Mr. Phillips has extensive experience at numerous healthcare companies including serving as Chief Commercial Officer at Cerecor, Inc. and prior to that, as President and Chief Operating Officer at Zylera Pharmaceuticals, Inc. He will report to Josh Disbrow, the Company’s Chairman and Chief Executive Officer.

In accordance with General Instruction B.2 of Form 8-K, the information in the press release attached as Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibit is being filed herewith:

Exhibit	Description
99.1	Press Release dated November 11, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AYTU BIOSCIENCE, INC.

Date: November 12, 2019	By:	/s/ Joshua R. Disbrow
Joshua R. Disbrow
Chief Executive Officer

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